EXHIBIT 3.2.1

BYLAWS

OF

GBANK FINANCIAL HOLDINGS INC.

GBANK FINANCIAL HOLDINGS INC.

BYLAWS

i

ii

BYLAWS

OF

GBANK FINANCIAL HOLDINGS INC.

ARTICLE 1

MEETINGS OF SHAREHOLDERS

Section 1.1 Place of Meetings. Any meetings of the shareholders may be held at any location in or out of the State of Nevada as may be designated in the notice of meeting. The Board of Directors may, in its sole discretion, determine that a meeting of shareholders shall not be held at any place, but may instead be held solely by means of electronic communications, videoconferencing, teleconferencing or other available technology authorized by and in accordance with Chapter 78 of Nevada Revised Statutes (“NRS”). If any such means are utilized, the Corporation shall, to the extent required under NRS, implement reasonable measures to (a) verify the identity of each person participating through such means as a shareholder and (b) provide the shareholder a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to communicate, and to read or hear the proceedings of the meeting in a substantially concurrent manner with such proceedings. Participation in a meeting pursuant to this Section 1.1 constitutes presence in person at the meeting.

Section 1.2 Annual Meetings. The annual meeting of the shareholders of the Corporation shall be held on such date and at such time as may be designated from time to time by the Board of Directors. At the annual meeting, directors shall be elected and any other business may be transacted as may be properly brought before the meeting pursuant to these Bylaws (as amended from time to time, these “Bylaws”). Except as otherwise restricted by the Amended and Restated Articles of Incorporation of the Corporation (as amended from time to time, the “Articles of Incorporation”) or applicable law, the Board of Directors may postpone, reschedule or cancel any annual meeting of shareholders.

Section 1.3 Special Meetings. Special meetings of the Shareholders, for any purpose whatsoever, may be called at any time by the Executive Chairman of the Board, or by the Board of Directors, or by any one or more Shareholders owning in the aggregate not less than twenty five percent (25%) of the voting stock of this Corporation. Except in the special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for Annual Meetings of Shareholders. Notices of any special meeting shall specify, in addition to the place, day, and hour of such meeting, the nature of the business to be transacted.

Section 1.4 Notice of Meetings; Waiver of Notice.

(a) The Chief Executive Officer, the President, the Secretary or any other individual designated by the Board of Directors shall sign and deliver or cause to be delivered to the shareholders written notice of any shareholders’ meeting not less than ten (10) days, but not more than sixty (60) days, before the date of such meeting. The notice shall state the place, date and time of the meeting, the means of electronic communication, if any, by which the shareholders or the proxies thereof shall be deemed to be present and vote and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The notice shall be delivered in accordance with, and shall contain or be accompanied by such additional information as may be required by, the NRS.

1

(b) A copy of the notice shall be personally delivered or mailed postage prepaid to each shareholder of record at the address appearing on the records of the Corporation. Upon mailing, service of the notice is complete, and the time of the notice begins to run from the date upon which the notice is deposited in the mail. If the address of any shareholder does not appear upon the records of the Corporation or is incomplete, it will be sufficient to address any notice to such shareholder at the registered office of the Corporation. Notwithstanding the foregoing and in addition thereto, any notice to shareholders given by the Corporation pursuant to the NRS, the Articles of Incorporation or these Bylaws may be given pursuant to the forms of electronic transmission listed herein, if such forms of transmission are consented to in writing by the shareholder receiving such electronically transmitted notice and such consent is filed by the secretary in the corporate records. Notice shall be deemed given (i) by facsimile when directed to a number consented to by the shareholder to receive notice, (ii) by e-mail when directed to an e-mail address consented to by the shareholder to receive notice, (iii) by posting on an electronic network together with a separate notice to the shareholder of the specific posting on the later of the specific posting or the giving of the separate notice or (iv) by any other electronic transmission as consented to by and when directed to the shareholder. The shareholder consent necessary to permit electronic transmission to such shareholder shall be deemed revoked and of no force and effect if (A) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with the shareholder’s consent and (B) the inability to deliver by electronic transmission becomes known to the Secretary, Assistant Secretary, transfer agent or other agent of the Corporation responsible for the giving of notice.

(c) The written certificate of an individual signing a notice of meeting, setting forth the substance of the notice or having a copy thereof attached thereto, the date the notice was mailed or personally delivered to the shareholders and the addresses to which the notice was mailed, shall be prima facie evidence of the manner and fact of giving such notice and, in the absence of fraud, an affidavit of the individual signing a notice of a meeting that the notice thereof has been given by a form of electronic transmission shall be prima facie evidence of the facts stated in the affidavit.

(d) Any shareholder may waive notice of any meeting by a signed writing or by transmission of an electronic record, either before or after the meeting. Such waiver of notice shall be deemed the equivalent of the giving of such notice.

Section 1.5 Nominations for Directors. In the absence of the nominating committee (as created in accordance with Article 3 of these Bylaws), the Board of Directors shall act as a nominating committee for selecting the nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the Executive Chairman of the Board at least twenty (20) days prior to the date of the annual meeting.

2

Nominations for the election of directors may also be made by any Shareholder of the Corporation entitled to vote generally in the election of directors. Such nominations by a Shareholder must be made in writing and delivered to the Secretary not later than ninety (90) days prior to the month and day one year subsequent to the date that the proxy materials regarding the last election of directors to the Board of Directors were mailed to Shareholders. Each such notice of nomination by a shareholder must set forth (a) the full name, age and date of birth of each nominee proposed in the notice, (b) the business and residence addresses and telephone numbers of each such nominee, (c) the educational background and business experience of each such nominee, including a list of positions held for at least the preceding five years, and (d) a signed representation by each such nominee that the nominee will timely provide any other information reasonably requested by the Corporation for the purpose of preparing its disclosures in regard to the solicitation of proxies for the election of directors. The name of each such candidate for director must be placed in nomination at the annual meeting by a Shareholder present in person and the nominee must be present in person at the meeting for the election of directors. Any vote cast for a person who has not been duly nominated pursuant to this Article I, Section 1.5, shall be void.

Section 1.6 Quorum. A majority of the outstanding voting shares, represented in person or by proxy, shall constitute a quorum for the transaction of business. Less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice.

Section 1.7 Adjourned Meeting and Notice Thereof. If a quorum is not represented, a majority of the voting power represented or the person presiding at the meeting may adjourn the meeting from time to time until a quorum shall be represented. At any such adjourned meeting at which a quorum shall be represented, any business may be transacted which might otherwise have been transacted at the adjourned meeting as originally called. When a shareholders’ meeting is adjourned to another time or place hereunder, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. However, if a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each shareholder of record as of the new record date. The shareholders present at a duly convened meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the departure of enough shareholders to leave less than a quorum of the voting power.

Section 1.8 Voting. Unless a record date for voting purposes be fixed as provided in Section 8.1 of these Bylaws, the only persons in whose name shares entitled to vote stand on the stock records of the Corporation on the business day next preceding the day on which the notice of the meeting of Shareholders is given, shall be entitled to vote as voting begins. In deciding on questions at meetings of Shareholders, including the election of Directors, each Shareholder shall be entitled to one vote for each share of voting stock held and there shall not be any "cumulative voting." A majority of votes cast shall decide each matter submitted to the Shareholders at the meeting except in cases where by law or by provision in the Articles of Incorporation or Bylaws of the Corporation a larger vote is required. In election of Directors, the candidates receiving the highest number of votes up to the number of Directors to be elected shall be elected.

Section 1.9 Proxies. Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the records of the meeting. Unless otherwise expressly provided therein, proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and shall be filed with the records of the meeting. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto. Such revocation may be effected in writing delivered to the Corporation or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy.

3

Section 1.10 Inspectors of Election. In advance of any meeting of Shareholders, the Board of Directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election be not so appointed, the Executive Chairman of the Board any such meeting may, and on the request of any Shareholder or his proxy shall make such appointment at the meeting. The number of inspectors shall be two (2). A vacancy may be filled by appointment by the Executive Chairman of the Board. The duties of such inspectors shall include, without limitation: (i) determining the number of voting shares outstanding and the number of voting shares represented at the meeting; (ii) the existence of a quorum; (iii) the authenticity, validity, and effect of proxies; (iv) receiving votes, ballots, or consents, and counting and tabulating all votes or consents; (v) determining the result; and (vi) such other acts as may be proper to conduct the election or vote with fairness to all Shareholders.

Section 1.11 Action without Meeting. Notwithstanding anything to the contrary contained in these Bylaws, any action required or permitted to be taken by the Shareholders under any provisions of the laws of the State of Nevada may be taken without a meeting if holder(s) of a majority in interest of the voting power of the Corporation consent in writing to such action. Such written consent shall be filed with the minutes of the proceedings of Shareholders' meetings. Such action(s) by written consent shall have the same force and effect as an action of the Shareholders of the Corporation at a meeting by the vote of the voting power consenting in writing to such action(s).

ARTICLE 2

DIRECTORS

Section 2.1 Powers. Subject to limitations of the Articles of Incorporation, of the Bylaws, and of applicable law as to action to be authorized or approved by the Shareholders, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be controlled by, the Board of Directors.

Section 2.2 Number and Qualification of Directors. The number of Directors shall be not fewer than five (5) nor more than twenty-five (25). The exact number of directors shall be fixed, from time to time, within the limits specified in this Section 2.2, (i) by a resolution duly adopted by the Board of Directors, or (ii) by a bylaw or amendment thereof duly adopted by the vote of the holders of a majority of the outstanding shares entitled to vote or written consent of the holders of a majority of the outstanding shares entitled to vote. Each Director shall be at least eighteen (18) years of age. No Director shall serve on the board of directors of an insured depository institution, bank holding company, financial holding company or thrift holding company having operations in any market area in which the Corporation or any of its affiliated entities has operations, other than the Corporation or its affiliated entities, while a member of the Board of the Directors.

4

Section 2.3 Election and Term of Office. In the event that the authorized number of directors shall be fixed at (9) or more, the Board of Directors shall be divided into three classes: Class I, Class II and Class III, each consisting of a number of directors as nearly as practicable to one-third of the total number of directors. Directors in Class I shall initially serve for a term expiring at the Annual Meeting of Shareholders held in 2020. Directors in Class II shall initially serve for a term expiring at the Annual Meeting of Shareholders held in 2018. Directors in Class III shall initially serve for a term expiring at the Annual Meeting of Shareholders held in 2019. Thereafter, each director shall serve for a term ending at the third annual meeting following the annual meeting at which such director was elected. In the event that the authorized number of directors shall be fixed with at least six (6), but less than nine (9), the Board of Directors shall be divided into two classes, designated Class I and Class II, each consisting of one-half of the directors or as close an approximation as possible. At each annual meeting, each of the successors to the directors of the class whose term shall have expired at such annual meeting shall be elected for a term running until the second annual meeting next succeeding his or her election and until his or her successor shall have been duly elected. The foregoing notwithstanding, each director shall serve until his or her successor shall have been duly elected and qualified, unless such director shall resign, die, become disqualified or disable, or shall otherwise be removed.

At each annual election, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall designate one or more directorships whose term then expires as directorships of another class in order to more nearly achieve equality in the number of directors among the classes. When the Board of Directors fills a vacancy resulting from the resignation, death, disqualification or removal of a director, the director chosen to fill that vacancy shall be of the same class as the director he or she succeeds, unless, by reason of any previous changes in the authorized number of directors, the Board of Directors shall designate the vacant directorship as a directorship of another class in order to more nearly achieve equality in the number of directors among the classes.

Notwithstanding the rule that the classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such will nevertheless continue as a director of the class of which he or she is a member, until the expiration of his or her current term, or until such director's earlier resignation, death, disqualification or removal. If any newly created directorship or vacancy on the Board of Directors, consistent with the rule that the three classes shall be as nearly as equal in number of directors as possible, may be allocated to one or more classes, the Board of Directors shall allocate it to that of the available class whose term of office is due to expire at the earlier date following such allocation.

The election of directors shall not be by cumulative voting. At each election of directors, each Shareholder entitled to vote may vote all the shares held by that Shareholder for each of several nominees for director up to the number of directors to be elected. The Shareholder may not cast more votes for any single nominee than the number of shares by the Shareholder.

Section 2.4 Vacancies. A vacancy in the Board of Directors shall be deemed to exist (i) in case of the death, resignation or removal of any director, (ii) if a director has been declared of unsound mind by order of court or convicted of a felony, (iii) if the authorized number of directors be increased, or (iv) if the Shareholders fail, at any annual or special meeting of Shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

5

The number of directors of the corporation shall be such number, as shall be provided from time to time in the Bylaws; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, and provided further, that no action shall be taken to decrease or increase the number of directors within the range stated in the bylaws unless at least two-thirds of the directors then in office shall concur in said action. Vacancies in the Board of Directors of the Corporation, however caused, and newly created directorship shall be filled by a vote of two-thirds of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of the class to which the director has been chosen expires and when the director's successor is elected and qualified.

Any director may resign effective upon giving written notice to the Executive Chairman of the Board, the Chairman of the Board (if applicable), the President/Chief Executive Officer, the Secretary or the Board of Directors of the Corporation, unless the notice specifics a later time for the effectiveness of such resignation. If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board of Directors or the Shareholders shall have power to elect a successor to take office when the resignation is to become effective, as provided in the previous paragraph.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Section 2.5 Removal and Resignation of Directors. Subject to any rights of the holders of preferred stock, if any, and except as otherwise provided in the NRS, any director may be removed from office with or without cause by the affirmative vote of a two-thirds of the outstanding voting shares of the Corporation. Any director may resign effective upon giving written notice, unless the notice specifies a later time for effectiveness of such resignation, to the Executive Chairman of the Board, the President or the Secretary, or in the absence of all of them, any other officer of the Corporation.

Section 2.6 Chairman of the Board. In the event that the Board of Directors elects to eliminate or not fill the Executive Chairman of the Board position as described in Section 4.5, then the Board of Directors shall elect a Chairman of the Board of Directors from the members of the Board of Directors who shall preside at all meetings of the Board of Directors and Shareholders at which he shall be present and shall have and may exercise such powers as may, from time to time, be assigned to him by the Board of Directors, these Bylaws or may be provided by applicable law. If the Executive Chairman of the Board position is eliminated or not filled, then all references in these Bylaws shall empower the Chairman of the Board to perform such function. For purposes of this Section 2.6, if the Corporation does maintain the Executive Chairman of the Board position, then it shall not appoint a Chairman of the Board.

Section 2.7 Meeting Organization. Meetings of the Board of Directors shall be presided over by the Executive Chairman of the Board or Chairman of the Board (as applicable), or in the absence of the Executive Chairman of the Board or Chairman of the Board (as applicable) by the President/Chief Executive Officer. The secretary, or in the absence of the secretary an assistant secretary, shall act as secretary of the meeting, but in the absence of the secretary and any assistant secretary the chairman of the meeting may appoint any person to act as secretary of the meeting. The order of business at each such meeting shall be as determined by the chairman of the meeting.

6

Section 2.8 Frequency and Place of Meetings. The Board of Directors shall hold a meeting no less than once a fiscal quarter, subject only to the Executive Chairman of the Board's limited discretion as described in Section 2.11. All meetings of the Board of Directors shall be held at any place which has been designated from time to time by resolution of the Board of the Directors. In the absence of such designation, meetings shall be held at the principal office of the Corporation.

Section 2.9 Organizational Meeting. As soon as practicable following each Annual Meeting of Shareholders, and, in any event, within thirty (30) days thereof, the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of their business.

Section 2.10 Regular Meeting. Regular meetings of the Board of Directors shall be held without call on the last Wednesday of each fiscal quarter (i.e. the last Wednesday in March, June, September and December of each year); provided, however, that should that day fall upon a legal holiday, then the meeting shall be held at the same time on the next day thereafter which is a full business day. Notice of regular meetings of the Board of Directors is hereby dispensed with. The Executive Chairman of the Board may advance or postpone the date and hour for such regular meetings not to exceed thirty (30) days. Each member of the Board of Directors shall be given notice stating the time and place, by electronic means, telegram, letter, or in person, of any change of date and hour of each such regular meeting.

Section 2.11 Special Meetings. Special meetings of the Board of Directors for any purpose or purposes shall be called at any time by the Executive Chairman of the Board, or by any three (3) Directors. Notice of time and place of special meetings shall be given personally to each member of the Board of Directors or by any other form of communication.

Section 2.12 Action at a Meeting: Quorum and Required Vote. Presence of a majority of the authorized number directors at a meeting of the Board of Directors constitutes a quorum for the transaction of business, except as hereinafter provided, or as provided in the Articles of Incorporation or statute. Members of the Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting as permitted in the preceding sentence constitutes presence in person at such meeting. Except as provided in the Articles of Incorporation, Statute or Bylaws, every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number, or the same number after disqualifying one or more directors from voting, is required by law, by the Articles of Incorporation, or by these Bylaws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of a director, provided that any action taken is approved by at least a majority of the required quorum for such meeting.

Section 2.13 Waiver of Notice. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though a meeting had been duly held after regular call and notice. If a quorum be present and if, either before or after the meeting, each of the Directors present signs a written waiver of notice, a consent of holding such meeting, or an approval of the minutes thereof, then such meeting shall be considered to have had a regular call and notice. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

7

Section 2.14 Adjournment. A quorum of the Directors may adjourn any Directors' meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum a majority of the Directors present at any Directors' meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors.

Section 2.15 Notice of Adjournment. If a meeting is adjourned for more than twenty four (24) hours, notice of the time and place of holding the adjourned meeting shall be given to absent Directors prior to the time of the adjourned meeting.

Section 2.16 Action without Meeting. Notwithstanding anything to the contrary contained in these Bylaws, any action required or permitted to be taken by the Board of Directors under any provisions of the laws of the State of Nevada may be taken without a meeting, if all members of the Board of Directors shall consent in writing to such action. Such consent or consents shall be filed with the minutes of the proceedings of the Board of Directors. Such action by consent shall have the same force and effect as a unanimous vote of the Directors.

Section 2.17 Meetings Through Electronic Communications. Members of the Board of Directors (or of any committee designated by the Board of Directors pursuant to Article 3 of these Bylaws) may participate in a meeting of the Board of Directors or such committee by any means of electronic communications, videoconferencing, teleconferencing or other available technology permitted under the NRS (including, without limitation, a telephone conference or similar method of communication by which all individuals participating in the meeting can hear each other) and utilized by the Corporation. If any such means are utilized, the Corporation shall, to the extent required under the NRS, implement reasonable measures to (a) verify the identity of each person participating through such means as a director or member of the committee, as the case may be, and (b) provide the directors or members of the committee a reasonable opportunity to participate in the meeting and to vote on matters submitted to the directors or members of the committee, including an opportunity to communicate, and to read or hear the proceedings of the meeting in a substantially concurrent manner with such proceedings. Participation in a meeting pursuant to this Section 2.17 constitutes presence in person at the meeting.

Section 2.18 Compensation. The Board of Directors, without regard to personal interest, may establish the compensation for members of the Board of Directors for services in any capacity, but may elect to exempt current employees of the Corporation or affiliates thereof from any proposed or approved compensation. If the Board of Directors establishes the compensation of directors pursuant to this Section 2.18, such compensation is presumed to be fair to the Corporation, unless proven unfair by a preponderance of the evidence. Each member of the Board of Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary or other compensation as a member of the Board of Directors. No such payment shall preclude any member of the Board of Directors from serving the Corporation in any other capacity and receiving compensation therefor. Any member of the Board of Directors of the Corporation may decline any or all such compensation payable to such director in his discretion.

8

ARTICLE 3

COMMITTEES OF THE BOARD OF DIRECTORS

Section 3.1 Committees. Committees designated and appointed by the Board of Directors shall function subject to and in accordance with the following regulations and procedures:

Section 3.1.1 Designation and Appointment. The Board of Directors may designate and appoint one or more committees under such name or names and for such purpose or function as may be deemed appropriate or under no name.

Section 3.1.2 Members; Alternate Members; Terms. Each committee so designated and appointed shall consist of one or more of the members of the Board of Directors of the Corporation. The Board of Directors may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the entire Board of Directors, replace absent or disqualified members at any meeting of that committee. If the Board of Directors has not designated alternate members to a committee, then in the absence or disqualification of a member of a committee from a meeting, the member or members thereof present at such meeting and not disqualified from voting, whether or not he such person(s) constitute a quorum, may unanimously appoint another member of the Board of Directors to act at such meeting in the place of any such absent or disqualified member (“substitute member”). The members or alternate members of any such committee shall serve at the pleasure of and subject to the discretion of the Board of Directors.

Section 3.1.3 Authority. Each committee, to the extent provided in the resolution of the Board of Directors creating same, shall have and may exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as the Board of Directors may direct and delegate, except, however, those matters which are required by statute to be reserved unto or acted upon by the entire Board of Directors as provided for in these Bylaws, the Articles or pursuant to NRS.

Section 3.1.4 Records. Each such committee shall keep and maintain regular records or minutes of its meetings and report the same to the Board of Directors when required.

Section 3.1.5 Change in Number. The number of members or alternate members of any committee appointed by the Board of Directors, as herein provided, may be increased or decreased from time to time by appropriate resolution adopted by of the Board of Directors.

Section 3.1.6 Vacancies. Vacancies in the membership of any committee designated and appointed hereunder shall be filled by the Board of Directors, at a regular or special meeting of the Board of Directors, in a manner consistent with the provisions of this Section 3.1.

Section 3.1.7 Removal. Any member or alternate member of any committee appointed hereunder may be removed by the Board of Directors by the Board of Directors, whenever in its judgment the best interests of the Corporation will be served thereby.

9

Section 3.1.8 Meetings. The time, place and notice (if any) of committee meetings shall be determined by the members of such committee.

Section 3.1.9 Quorum; Requisite Vote. At meetings of any committee appointed hereunder, a majority of the number of members designated by the Board of Directors to such committee shall constitute a quorum for the transaction of business. For purposes of determining the presence of a quorum, alternate members or substitute members acting in the place of members at a meeting shall be counted to the same extent as the members of the committee they are replacing; provided, however, that for purposes of determining the presence of a quorum, alternate members and substitute members (whether or not acting in the place of members at a meeting) shall not be included in the number of members designated by the Board of Directors to such committee. The act of a majority of the members (and to if acting in the place of members, alternate members or substitute members) of the committee present at any meeting at which a quorum is present shall be the act of such committee, except as otherwise specifically provided by statute. If a quorum is not present at a meeting of such committee, the members of such committee present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

Section 3.1.10 Compensation. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, compensation for members and alternate members of any committee appointed pursuant to the authority hereof may be authorized by the Board of Directors pursuant to the provisions of Section 2.16 or by a committee specifically authorized by the Board of Directors to authorize compensation.

Section 3.1.11 Action without Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all members of such committee. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy, shall become a part of the record of such committee.

Section 3.2 Nominating Committee. There shall at all times a Nominating Committee established by the Board of Directors pursuant to this Article 3. The Nominating Committee shall consist of the current Executive Chairman of the Board or Chairman of the Board (as applicable) along with two directors. With the exception of the Executive Chairman of the Board of Chairman of the Board (if applicable) who will head the Nominating Committee, no other members of the Nominating Committee may be a current officer or employee of the Corporation.

ARTICLE 4

OFFICERS AND EMPLOYEES

Section 4.1 Officers. The officers of the Corporation shall be an Executive Chairman of the Board of Directors, who shall be chosen from among the members of the Board of Directors, a President/Chief Executive Officer, a Secretary and Treasurer, one or more Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, a Secretary, and such other officers as from time to time may appear to the Board of Directors to be required or desirable to transact the business of the Corporation.

10

Section 4.2 Elections. The President/Chief Executive Officer, the Secretary and Treasurer shall be appointed annually by the Board of Directors and each such officer shall hold his office until he shall resign or shall be removed or otherwise disqualified from service, or his successor shall be elected and qualified. Subject to the approval of the Board of Directors, the President/Chief Executive Officer may appoint the executive officers, vice presidents, and other officers of the Corporation (except if the person being appointed as an Officer is currently a member of the Board of Directors then said person shall abstain from such vote). Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon them or be assigned to them by the Board of Directors, the Executive Chairman of the Board or the President/Chief Executive Officer, as applicable.

Section 4.3 Removal and Resignation. With the exception of the Executive Chairman of the Board, any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting thereof, or by any officer upon whom such power of removal may be conferred by the Board of Directors. Any officer may resign at any time by giving written notice to the Board of Directors, or the Executive Chairman of the Board (if applicable), President/Chief Executive Officer of the Corporation. Resignations shall take effect at the date of receipt of notice thereof, or at any later time specified therein; and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective. The Executive Chairman of the Board can only be removed from his position by a vote of 75% or more of the then members of the Board of Directors and if said removal does occur, then the provisions of Section 2.6 shall apply with respect to the appointment of a Chairman of the Board.

Section 4.4 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to that office.

Section 4.5 Executive Chairman of the Board. Subject to the provisions of these Bylaws, the Executive Chairman of the Board shall have direct responsibility to oversee the growth, development and implementation of the strategic plans for the Corporation and all subsidiaries and affiliates and provided ongoing decision making and plans to implement said plans for the benefit of the Corporation. The Executive Chairman of the Board will also direct and provide guidance to all of the Corporation’s senior management with respect to their then respective duties or as granted by these Bylaws. In addition, the Executive Chairman of the Board shall have all powers commonly incident to such position or which are or from time to time may be delegated to him by the Board of Directors, or which are or may at any time be authorized or required by law.

Section 4.6 President/Chief Executive Officer. The Board of Directors shall appoint a President/Chief Executive Officer of the Corporation, which person does not have to be a member of the Board of Directors. In the absence of the Executive Chairman of the Board or Chairman of the Board, he or she shall preside at any meeting of the Board of Directors. The President/Chief Executive Officer shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of President/Chief Executive Officer, or as granted by these Bylaws. The President/Chief Executive Officer shall also have and may exercise such further powers and duties as from time to time may be conferred upon him or her or assigned to him or her by the Board of Directors. The Executive Chairman of the Board, if other than the President/Chief Executive Officer, shall be authorized to perform the acts and duties of the President/Chief Executive Officer in his or her absence, unless the Executive Chairman of the Board or the Board of Directors appoints another officer to perform such acts and duties.

11

Section 4.7 Secretary. The Board of Directors shall appoint a Secretary, or other designated officer who shall be Secretary of the Board of the Directors and of the Corporation. This officer shall be responsible for the minute book of the Corporation, in which shall be maintained and preserved the organizational documents of the Corporation (including the Articles of Incorporation), the returns of elections, the Bylaws, and the minutes of the proceedings of regular and special meetings of the Board of Directors and of the Shareholders. The minutes of each Shareholder meeting shall be signed by the Executive Chairman of the Board, Chairman of the Board (if applicable) or other person presiding thereat and attested by the Secretary. The minutes of all regular or special meetings of the Board of Directors shall be signed by each Director present or by the Secretary of the Corporation. The Secretary shall keep or cause to be kept, at the principal office or the office of the Corporation's transfer agent, a share register, or a duplicate share register, showing the names of the Shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall give, or cause to be given, notice of all meetings of the Shareholders and of the Board of Directors required by the Bylaws or by law to be given and shall keep the seal of the Corporation in safe custody.

Section 4.8 Assistant Secretary. The Board of Directors may appoint one or more Assistant Secretaries, each of whom shall have the authority to perform any acts that the Secretary may perform in the absence of the Secretary.

Section 4.9 Treasurer. The Board of Directors shall appoint a Treasurer who shall have the care and custody of, and be responsible for, all of the money, funds, securities, receipts and valuable papers, documents and instruments of the Corporation, and all books and records relating thereto. The Treasurer shall keep, or cause to be kept, full and accurate books of accounts of the Corporation’s transactions, which shall be the property of the Corporation, and shall render financial reports and statements of condition of the Corporation when so requested by the Board of Directors, the Executive Chairman of the Board or Chairman of the Board (as applicable) or the President/Chief Executive Officer. The Treasurer shall perform all other duties commonly incident to his office and such other duties as may, from time to time, be assigned to him or her by the Board of Directors, the Executive Chairman of the Board, Chairman of the Board (if applicable), The President/Chief Executive Officer, these Bylaws or as may be provided by law. The Treasurer shall, if required by the Board of Directors, give bond to the Corporation in such sum and with such security as shall be approved by the Board of Directors for the faithful performance of all the duties of the Treasurer and for restoration to the Corporation, in the event of the Treasurer’s death, resignation, retirement or removal from office, of all books, records, papers, vouchers, money and other property in the Treasurer’s custody or control and belonging to the Corporation. The expense of such bond shall be borne by the Corporation. If a chief financial officer of the Corporation has not been appointed, the Treasurer may be deemed the chief financial officer of the Corporation.

12

Section 4.10 Assistant Treasurer. An Assistant Treasurer shall, at the request of the Treasurer, or in the absence or disability of the Treasurer, perform all the duties of the Treasurer. He shall perform such other duties which are assigned to him or her by the Board of Directors, the Executive Chairman of the Board, the Chairman of the Board (as applicable), the President/Chief Executive Officer, the Treasurer, these Bylaws or as may be provided by law. The Board of Directors may require an Assistant Treasurer to give a bond to the Corporation in such sum and with such security as it may approve, for the faithful performance of the duties of the Assistant Treasurer, and for restoration to the Corporation, in the event of the Assistant Treasurer’s death, resignation, retirement or removal from office, of all books, records, papers, vouchers, money and other property in the Assistant Treasurer’s custody or control and belonging to the Corporation. The expense of such bond shall be borne by the Corporation.

Section 4.11 Other Officers. The Board of Directors may from time to time designate one or more Vice Presidents, of one or more classes, and/or such other official positions as the Board of Directors may from time to time designate and the Board of Directors shall designate the responsibilities of such officerial positions.

ARTICLE 5

STOCK AND STOCK CERTIFICATES

Section 5.1 Transfers. Shares of stock shall be transferable on the books of the Corporation, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a Shareholder by such transfer, shall, in proportion to his or her shares, succeed to all rights and liabilities of the prior holder of such shares.

Section 5.2 Stock Certificates. Certificates of stock shall be signed by the President/Chief Executive Officer, or a Vice President, and by the Secretary, or an Assistant Secretary, or any other officer appointed by the Board of Directors for that purpose to be known as an authorized officer, except for the Controller or any Assistant Controller. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Corporation properly endorsed. Transfers of stock shall not be suspended preparatory to the declaration of dividends; and unless an agreement to the contrary shall be expressed in the assignment, dividends shall be paid to the Shareholders of record at dates determined periodically by the Board of Directors.

Section 5.3 Par Value. The Board of Directors shall have the power to set the par value of the shares of stock of this Corporation and to establish a stated distribution of capital, surplus, and undivided profits.

Section 5.4 Issuance. Shares of the Corporation’s authorized capital stock shall, subject to any provisions of limitations of the laws of the State of Nevada, the Articles of Incorporation or any contracts or agreements to which the Corporation may be a party, be issued in such manner, at such times, upon such conditions and for such consideration as shall be prescribed by the Board of Directors.

13

ARTICLE 6

CORPORATE SEAL

Section 6.1 Corporate Seal. The Executive Chairman of the Board, Chairman of the Board (if applicable), President/Chief Executive Officer, any Vice President, the Controller, the Secretary, any Trust Officer, or any other officer designated by the Board of Directors, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same.

Section 6.2 No Requirement to Maintain Seal. Except as otherwise required by any applicable law, there shall be no obligation that the Corporation maintain or utilize a corporate seal.

ARTICLE 7

INDEMNIFICATION

Section 7.1 Indemnification and Reimbursement of Expense. The Board of Directors may authorize the Corporation to pay expenses incurred by, or to satisfy a judgment or fine rendered or levied against, a present or former member of the Board of Directors, officer, employee, agent, or attorney of this Corporation in an action brought by a third party against such person, whether or not the corporation is joined as a party defendant, to impose a liability or penalty on such person for an act alleged to have been committed by such person while a Director, officer, or employee, or by the Corporation, or by both; provided, however, the Board of Directors determines in good faith that such Director, officer, employee, agent, or attorney was acting in good faith within what he or she reasonably believed to be the scope of his or her employment or authority and for a purpose which he or she reasonably believed to be in the best interest of the Corporation or its Shareholders. Payments authorized hereunder include amounts paid and expenses incurred in settling any such action or threatened action. This Section does not apply to any action instituted or maintained in the right of the Corporation by a Shareholder or holder of a voting trust certificate representing shares of the Corporation. The provisions of this Section shall apply to the estate, executor, administrator, heirs, legatees, or devisees of a Director, officer, employee, agent, or attorney and the term "person" where used in the foregoing Section shall include the estate, executor, administrator, heirs, legatees, or devisees of such person.

Section 7.2 Insurance. The Corporation may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying its Directors, officers, employees, and agents to the extent that such indemnification is allowed in the preceding section. Such insurance may, but need not, be for the benefit of all Directors, officers, or employees.

Section 7.3 Limitations. Subject to the provisions of Section 8.7 or 8.8 herein below, the Board of Directors may from time to time amend these Bylaws to expand or modify the foregoing indemnifications, reimbursement, and insurance provisions. All of the provisions of this Article 7 are subject to the limitations of Nevada law; should any provision be illegal or unenforceable, such provision shall be deemed to be stricken but all other provisions of this Article shall remain in force and effect.

14

ARTICLE 8

MISCELLANEOUS

Section 8.1 Record Date and Closing Stock Books. The Board of Directors may fix a time in the future as a record date for the determination of the Shareholders entitled to notice of and to vote at any meeting of Shareholders or entitled to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion, or exchange of shares. The record date so fixed shall be not more than sixty (60) days not less than ten (10) days prior to the date of the meeting or event for the purpose of which it is fixed. When a record date is so fixed, only Shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive a dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date.

Section 8.2 Contracts. All contracts, checks, drafts, and other instruments shall be signed by the Executive Chairman of the Board (if applicable), President/Chief Executive Officer, a Vice President, the Controller, or such other persons as may be designated by the Board of Directors.

Section 8.3 Inspection of Bylaws. The Corporation shall keep in its principal office for the transaction of business the original or a copy of the Bylaws as amended or otherwise altered from time to time to date, certified by the Secretary, which shall be open to inspection by the Shareholders at all reasonable times during office hours.

Section 8.4 Construction and Definitions. The general provisions, rules of construction, and definitions contained in the NRS, Chapter 78 shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term "person" includes a corporation or any other entity as well as a natural person.

Section 8.5 Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

Section 8.6 Annual Report. The Board of Directors shall cause an Annual Report to be sent to each Shareholder not later than ten (10) days prior to the Annual Meeting of Shareholders.

Section 8.7 Changes in Nevada Law. References in these Bylaws to the laws of the State of Nevada or the NRS or to any provision thereof shall be to such law as it existed on the date these Bylaws were adopted or as such law thereafter may be changed; provided that (i) in the case of any change which expands the liability of directors or officers or limits the indemnification rights or the rights to advancement of expenses which the Corporation may provide in Article 7, the rights to limited liability, to indemnification and to the advancement of expenses provided in the Articles of Incorporation and/or these Bylaws shall continue as theretofore to the extent permitted by law; and (ii) if such change permits the Corporation, without the requirement of any further action by stockholders or directors, to limit further the liability of directors or limit the liability of officers or to provide broader indemnification rights or rights to the advancement of expenses than the Corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

15

Section 8.8 Amendments to Bylaws.

Section 8.8.1 Power of Shareholders. Except as provided in the Articles of Incorporation, Statute, or these Bylaws, new Bylaws may be adopted or these Bylaws may be amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote, or by the written assent of Shareholders entitled to vote such shares, except as otherwise provided by law or by the Articles of Incorporation.

Section 8.8.2 Power of Directors. Subject to the right of Shareholders as provided in Section 8.8.1 to adopt, amend or repeal Bylaws, Bylaws may be adopted, amended or repealed by the Board of Directors provided, however, that the Board of Directors may adopt a bylaw or amendment thereof changing the authorized number of directors only for the purpose of fixing the exact number of directors within the limits specified in the Corporation’s Articles of Incorporation or in Section 2.2 of Article II of these Bylaws.

16

CERTIFICATE BY SECRETARY

I DO HEREBY CERTIFY AS FOLLOWS:

That I am the duly elected, qualified, and acting Secretary of GBANK FINANCIAL HOLDINGS INC., a Nevada corporation, that the foregoing Bylaws were adopted as the Bylaws of said Corporation on the 6th day of December, 2017, by the Directors of said Corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Corporate Seal this 6th day of December, 2017.

Michael Voinovich, Secretary

17